UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 27, 2007
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release

Item 1.01 Entry Into a Material Agreement
See Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 27, 2007, Navarre Corporation (the “Company”) issued a press release announcing that Brian Burke had been named to the newly created position of Chief Operating Officer of Navarre Corporation. The press release is attached as exhibit 99.1 and is incorporated herein by reference.
Mr. Burke joined the Company in 1995 and held a series of positions of increasing responsibility in the Computer Products Division before being named the Vice President and General Manager of that division in July 2000. He was then promoted to Senior Vice President and General Manager, Navarre Distribution in April 2001, to Chief Operating Officer, Distribution in February 2004 and to President of Navarre Distribution Services in 2005.
Mr. Burke will receive an annual base salary of $330,000 and be eligible for a discretionary bonus of up to 80% of his base salary, based on both individual and Company performance. In connection with this promotion, Mr. Burke was granted an option to purchase 25,000 shares of the Company’s common stock under the Company’s 2004 Stock Plan on November 30, 2007. The stock option granted to Mr. Burke will vest in three equal installments on the first, second and third anniversaries of the date of grant.
Item 9.01. Financial Statements and Exhibits
      (d) The following are furnished as exhibits to this report:
                99.1       Press Release, dated November 27, 2007, issued by Navarre Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: November 30, 2007	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 27, 2007, issued by Navarre Corporation.